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                                                                  EXHIBIT 10.1
                        SECURED DEMAND PROMISSORY NOTE

$2,000,000.00                                           Minneapolis, Minnesota
                                                                April 29, 1998

      FOR VALUE RECEIVED, the undersigned, Woodroast Systems, Inc. (the "Debtor"), promises to pay UPON DEMAND to the order of Lyle Berman (the "Lender"), at 433 Bushaway Road, Wayzata, MN 55391, or at such other place as the holder of this Note may designate from time to time, the principal sum of Two Million and 00/100 Dollars ($2,000,000.00), or such other amount as may be advanced under this Note, together with interest on the unpaid principal balance, from the date hereof until this Note is fully paid at the rate of ten percent (10%) per annum. Interest shall be computed on the basis of the actual number of days elapsed in a 360-day year.

      The indebtedness evidenced hereby shall be payable as follows:

      (a) Accrued interest shall be payable ON DEMAND, and if no demand, then on the first day of each calendar month commencing the first such date hereafter and on the Maturity Date (as hereafter defined);

      (b) Upon the sale of any of the Debtor's assets securing this Note, the net proceeds of each such sale (after payment of senior liens, if any) shall be paid to reduce the accrued but unpaid interest, if any, and principal balance of this Note.

      (c) All principal and unpaid interest shall be payable ON DEMAND, and if no demand, then one year from the date of this Note (the "Maturity Date").

      All or any part of the unpaid balance of this Note may be prepaid at any time without penalty. Each such prepayment shall be applied first to the payment of other charges under this Note, second to the payment of interest accrued through the date of prepayment and third to payment of principal.

      The Lender may, from time to time, but is not required to, advance up to $2,000,000 evidenced by this Note. All advances under this Note are at the sole discretion of the Lender.

      This Note is secured by the following (collectively, together with all ancillary documents, the "Security Documents"):

      (a) Business Security Agreement of even date herewith executed by the Debtor in favor of the Lender.

      (b) Patent Collateral Assignment of even date herewith executed by the Debtor in favor of the Lender.

      (c) Trademark Collateral Assignment of even date herewith executed by the Debtor in favor of the Lender.

      (d) Collateral Assignment of Leases of even date herewith executed by the Debtor in favor of the Lender.



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      (e) Guaranty of Shelly's Woodroast-Two, Inc. (the "Guarantor") of even date herewith.

      (f) Business Security Agreement of even date herewith executed by the Guarantor in favor of the Lender.

      If an Event of Default, as defined in any of the Security Documents, shall occur, the principal of this Note may be declared immediately due and payable.

      Debtor agrees to pay on demand the costs of collection, including, without limitation, reasonable attorneys' fees incurred by Lender in collecting or attempting to collect any amount under this Note after an Event of Default, or to enforce its rights under this Note. All such costs of collection shall bear interest, payable on demand, from the date of payment thereof by Lender until paid in full by Debtor at the rate applicable to the principal amount of this Note.

      Lender shall not, by any act of omission or commission, be deemed to waive any of his rights or remedies hereunder unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth therein. A waiver on one occasion shall not be construed to be a continuing waiver of such right or remedy on any other occasion.

      Every person who is at any time liable for the payment of the debt evidenced by this Note hereby waives presentment for payment, demand, notice of nonpayment of this Note, protest and notice of protest, in any litigation arising out of, relating to or connected with this Note or with any instrument given as security here for; and hereby agrees that Lender may extend, without affecting their liability hereon, the time for payment of any part of or the whole of the debt evidenced by this Note, at any time, at the request of any other person or entity liable for that debt. The payments due to Lender hereunder shall not be subject to offset for any reason whatsoever.

      The form and validity of this Note shall be governed by the laws of the State of Minnesota applicable to contracts made and to be performed wholly within Minnesota, without giving effect to conflicts of laws principles. All lawsuits and judicial proceedings regarding the interpretation of this Note, any dispute arising hereunder or the collection of any amount due under this Note shall be brought and heard in the District Court, State of Minnesota, Fourth Judicial District, and Debtor hereby consents to such jurisdiction. If any portion of this Note is unenforceable, the remainder of this Note shall continue in full force and effect. Time is of the essence with respect to all of Debtor's obligations and agreements under this Note. This Note and all the provisions, conditions, promises and covenants hereof shall inure to the benefit of Lender, his successors and assigns, and shall be binding upon Debtor, its successors and assigns.

                                    WOODROAST SYSTEMS, INC.
                                    a Minnesota corporation


                                    By:   /s/ Ralph J. Guarino
                                         -------------------------------
                                    Its  President